Exhibit 10.19

SUBSCRIPTION AGREEMENT

Dated May 5, 2004

As a material inducement to enter into and consummate the transactions described in a registration statement on Form S-11, to be filed with the Securities and Exchange Commission by Eagle Hospitality Properties Trust, Inc. (the “REIT”) on or after May 6, 2004 (a draft of which has been reviewed by the parties), the REIT hereby agrees to issue to Corporex Companies, Inc. (“Corporex”), and Corporex hereby agrees to subscribe for, 208,332 shares of the $0.01 par value Common Stock (the “Shares”) of the REIT, a corporation organized and existing under the laws of the State of Maryland. The issuance of such Shares shall occur on or about the date of the closing of the offering contemplated by the registration statement (the “Offering”), or on such other date as mutually agreed upon by the parties.

The Board of Directors of the REIT has determined that the consideration to be received for the Shares to be issued under this Agreement is at least equal to the fair market value thereof and exceeds the par value of such Shares.

Corporex acknowledges that the issuance of the Shares will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions from registration contained in the 1933 Act, and that the REIT’s reliance upon such exemptions is based in part upon Corporex’s representations, warranties and agreements contained in this Agreement.

Corporex agrees not to sell, pledge or otherwise transfer the Shares for a period of one year after the issuance of such Shares without the consent of the REIT, except that Corporex may transfer such Shares to an affiliate thereof provided that such affiliate agrees in writing to be bound by the provisions of this Agreement.

Notwithstanding anything herein to the contrary, it is agreed and understood that the number of Shares to be issued under this Agreement may be lowered by the REIT in its sole and absolute discretion without the consent of Corporex in the event that the REIT determines that (a) after consummation of the Offering, the REIT will not have received sufficient funds to consummate the transactions contemplated to occur in connection with its formation or (b) in connection with the Offering, based on changes to the assumptions underlying the expected valuation of the transactions contemplated by the registration statement, whether due to changes in the capitalization rates assumed by the REIT or otherwise, the fair market value attributed to the properties to be acquired by the REIT is less than the expected valuation of such properties on the date hereof.

Corporex acknowledges that, prior to the execution of this Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the REIT concerning the financial and other affairs of the REIT and the terms and conditions of the offering of the Shares to which this Agreement relates, and, to the extent it believes necessary in light of its personal knowledge of the REIT’s affairs, it has asked such questions and received satisfactory answers.

Corporex represents, warrants and agrees as follows:

(1) It has carefully read this Agreement and, to the extent it believes necessary, it has discussed the representations, warranties and agreements which it makes by signing it and the applicable limitations upon its resale of the Shares with its counsel and counsel for the REIT.

(2) It is receiving the Shares for its own account and/or the account of an affiliate, with the intention of holding the Shares for investment, with no present intention of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares; and it shall not make any sale, transfer or other disposition of the Shares without registration under the 1933 Act unless an exemption from registration is available under such Act.

(3) It is familiar with the business in which the REIT will be engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the sort which it is undertaking herein; it is fully aware of the problems and risks involved in making an investment of this type; and it is capable of evaluating the merits and risks of this investment.

(4) It is in accord with the nature and size of the Corporex’s present investments and net worth, and Corporex is financially able to bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period or to afford a complete loss of this investment.

(5) Its principal office is located at 100 E. RiverCenter Blvd., Suite 1100, Covington, KY 41011.

(6) It understands that the provisions of Rule 144 under the 1933 Act may not be available to permit resales of these Shares and, if Rule 144 should become available, routine sales made in reliance upon its provisions could be made only in limited amounts and in accordance with the terms and conditions of the Rule. It further understands that in connection with sales of Shares for which Rule 144 is not available, compliance with Regulation A under the 1933 Act or some other registration exemption will be required.

(7) It understands that the REIT is under no obligation to register the Shares or to comply with the conditions of Rule 144 or take any other action necessary in order to make any exemption for the sale of the Shares without registration available.

(8) It understands and agrees that stop transfer instructions will be given to the REIT’s transfer agent or the officer in charge of its stock records and noted on the appropriate records of the REIT to the effect that the Shares may not be transferred out of the Corporex’s name unless approval is first obtained from the REIT. It further agrees that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance as follows, and it understands and agrees that the REIT may refuse to permit the transfer of the Shares out of its name and that the Shares must be held indefinitely in the absence of compliance with the terms of such legend:

“The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purpose, unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the issuer.”

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the 5th day of May, 2004.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ J. William Blackham
J. William Blackham
President and Chief Executive Officer

CORPOREX COMPANIES, INC.

By:	/s/ William P. Butler
William P. Butler
Authorized Signatory

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